UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 20, 2009
(February 16, 2009)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

2008 Officer Incentive Plan Awards

PNM Resources, Inc. (“PNMR” or the “Company”) reported the adoption of the 2008 Officer Incentive Plan (“2008 OIP”) in a Current Report on Form 8-K filed June 26, 2008.  2008 OIP awards were calculated as a percentage of 2008 base salaries, with the percentage dependent upon achieving specific individual and business unit performance measures at threshold, stretch or optimal levels.  Although the officers achieved their business unit and individual goals despite poor financial performance, on February 16, 2009, the Board Governance and Human Resources Committee (“BGHR Committee”) of the Board of Directors of PNMR (“Board”) exercised its discretion to reduce the amount of the annual cash incentive awards paid to the named executive officers under the 2008 OIP.   Given the Company’s ongoing financial recovery efforts, Jeffry E. Sterba recommended that he not receive any of the $144,754 award otherwise payable to him under the 2008 OIP, and on February 17, 2009 the Board’s independent directors adopted this recommendation.  In addition, upon Patricia K. Collawn’s recommendation, the BGHR Committee did not award $42,240 otherwise payable to Ms. Collawn under the 2008 OIP or the additional $75,000 annual performance cash award otherwise payable to her pursuant to the separate employment inducement program established for her when she joined the Company in 2007.

The BGHR Committee approved the following awards for the other three named executive officers that were payable under the terms of the 2008 OIP:   Charles N. Eldred, Executive Vice President and Chief Financial Officer, received $60,000; Alice A. Cobb, Senior Vice President and Chief Administrative Officer, received $50,000; and Patrick T. Ortiz, Senior Vice President, General Counsel and Secretary, received $40,000.

As reported in a Current Report on Form 8-K filed October 29, 2007 and the Company’s 2008 proxy statement filed April 28, 2008, the Human Resources and Compensation Committee (the predecessor of the BGHR Committee) exercised its discretion and suspended the 2007 OIP so that no annual incentive cash awards were paid in 2008 for achievement of individual and business unit goals in 2007.

Adoption of 2009 Officer Incentive Plan

On February 16, 2009, the BGHR Committee approved the 2009 Officer Incentive Plan (“2009 OIP”) for officers, including executive officers, that will be effective from January 1, 2009 through December 31, 2009, and upon the BGHR Committee’s recommendation, on February 17, 2009, the independent directors approved the plan terms for Jeffry E. Sterba, Chairman and Chief Executive Officer.  Short-term cash awards under the 2009 OIP may be made through March 15, 2010 to reward achievement in 2009 of specific financial, individual and business group performance measures.

The award opportunities under the 2009 OIP were designed to approximate only 50% of the average market competitive annual cash incentive award payable at similarly situated companies, effectively halving the opportunities previously available under the Officer Incentive Plans adopted in prior years.

Eligibility

All Company officers are eligible to participate in the 2009 OIP with the exception of the President and Vice Presidents of First Choice Power, who will participate in the First Choice Power Incentive Plan. For purposes of the 2009 OIP, officer means any employee of the Company with the title of Chief Executive Officer, President, Executive Vice President, Senior Vice President or Vice President.

Summary of Significant Terms

Awards are earned under the OIP based on business area and individual performance against established goals.  However, in order to ensure the awards can be funded by the Company’s earnings, no awards will be made unless the Company achieves certain threshold corporate earnings per share targets, adjusted for certain items to ensure the award payments are based on the underlying growth of the core business (“Incentive EPS”).  The Incentive EPS levels are established solely for measuring performance under the 2009 OIP have no effect on, and are not necessarily identical to, any earnings guidance that may be announced by the Company.

Awards are payable at threshold, target and maximum levels for the named executive officers based upon a percentage of their respective 2009 base salaries.  The BGHR Committee did not increase the base salaries of named executive officers in 2008 or 2009 and so base salaries continue to remain at the amounts established in April 2007.  The 2009 OIP award opportunities for named executive officers are calculated as follows:

1.                  The Board determines the overall minimum and maximum award pool available under the 2009 OIP depending on the Incentive EPS level as modified by the 2009 debt coverage ratio set forth below.

2.(a)               At the end of 2009:

(i)           The Incentive EPS is calculated to determine the level of potential awards for each business area of the respective named executive officer.

(ii)           The ratio of funds from operations to debt is calculated to modify the available award pool plus or minus 10% depending on whether threshold (minus 10%), target (no effect), or maximum (plus 10%) ratios are achieved (“Cash Flow Modifier”).

(iii)          The BGHR Committee determines whether each business area met its business unit performance measures at the threshold, target or maximum levels to determine the level of payout for each business unit (threshold, target or maximum) which will determine the level of award available to each executive officer within the business unit.  For example, performance measures for the utility business unit would include safety, reliability, customer satisfaction, plant performance, direct O&M management and capital.

(iv)          The BGHR Committee determines whether each named executive officer met individual leadership effectiveness goals which can modify the individual award up or down up to 20% as long as there is no net increase or decrease to business unit payouts (“Leadership Modifier”).  Individual performance goals are aligned with the respective business unit performance measures set forth below.

(b)           The 2009 OIP award opportunities (as a percentage of base salary) for named executive officers are as follows:

Name of Executive Officer	Bonus Range before Cash Flow Modifier	Cash Flow Modifier	Leadership Modifier	Maximum Bonus Opportunity Under Plan	Business Unit Goal Summary
Jeffry E. Sterba Chairman and Chief Executive Officer	20% to 100%	(10%) to 10%	(20%) to 20%	130%
• Progress towards earning allowed cost of capital in regulated business
• Exercise growth plans to facilitate long-term growth
• Develop necessary human capital for corporate success
• Chairman and CEO leadership

Patricia K. Collawn President and Chief Operating Officer	16% to 80%	(10%) to 10%	(20%) to 20%	104%	• Customer Satisfaction • Reliability • Safety • Baseload Plant Performance • O&M and Capital management
Charles N. Eldred Executive Vice President and Chief Financial Officer	16% to 80%	(10%) to 10%	(20%) to 20%	104%	• Business Process Improvements • Gas Transition Services • O&M Initiatives • EPS Initiatives • Financial Planning Process Redesign • Safety
Alice A. Cobb Senior Vice President and Chief Administrative Officer	12% to 60%	(10%) to 10%	(20%) to 20%	78%	• People Services Development Portfolio • Stakeholder Outreach Program • BTS Technology Portfolio • Process Improvement Portfolio • Labor Relations Objectives • O&M Initiatives • Safety
Patrick T. Ortiz, Esq. Senior Vice President, General Counsel and Secretary	12% to 60%	(10%) to 10%	(20%) to 20%	78%	• Cost Control • Governance and Ethics Process Improvements • Resolution of Major Legal Matters • Safety Training for Employees

Item  5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2009, the Board approved an amendment to the Company’s Bylaws.  The amendment, which was effective on February 17, 2009, amended Article I, Section 4(d) of the Bylaws, which regulates proposals for business to be properly brought before an annual meeting of the Company.  The amendment clarifies the advance notice provision to distinguish clearly between a proposal to nominate a Board candidate and proposals for other business to be brought before the annual meeting.  The amendment also clarifies that the publication of an agenda for an annual meeting does not excuse a shareholder wishing to nominate a Board candidate from meeting the notification requirements of the Bylaws with a timely and proper notification and that the notification procedures govern proposals made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.  The amendment also requires shareholders making proposals to disclose their economic interests in the Company, including forward positions, hedging, swap and derivative agreements as well as stock ownership and clarifies the timing related to the Company’s use of electronic delivery of proxy materials.

The amended Bylaws of the Company are filed herewith as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Description
3.1	Bylaws of PNM Resources, Inc. with all amendments to and including February 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: February 20, 2009	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)